Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Report to Shareholders of BlackRock Cash Funds: Institutional, BlackRock Cash Funds: Prime and BlackRock Cash Funds: Treasury, each a series of BlackRock Funds III, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2016, relating to the financial statements which appear in the December 31, 2015 Annual Report to Interestholders of Money Market Master Portfolio, Prime Money Market Master Portfolio and Treasury Money Market Master Portfolio, each a series of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 11, 2016